UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: July 12, 2007

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-26927 (Commission File Number)	77-0443643 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer
2465 West 12th Street, Suite 2 Tempe, Arizona 85281
(Address of principal executive offices)

(480) 505-0070
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01               CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

(a) On July 12, 2007, upon the authorization and approval of its board of directors, WWA Group, Inc. (the "Company") dismissed Williams & Webster, P.S. (“Williams”) as its independent registered public accounting firm.

The reports of Williams on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2006 and 2005, and through July 12, 2007, there were no disagreements with Williams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams, would have caused Williams to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such periods.

The Company has requested that Williams furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 16, 2007 is filed herewith as Exhibit 16.

(b) On July 12, 2007, upon the authorization and approval of the board of directors, the Company engaged Moore & Associates, Chartered (“Moore”) as its independent registered public accounting firm.

No consultations occurred between the Company and Moore during the years ended December 31, 2006 and 2005 and through July 12, 2007 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

16	Attached	Letter from Williams to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

WWA GROUP	DATE

By: /s/ Eric Montandon	July 16, 2007

Name: Eric Montandon

Title:	Chief Executive Officer

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